Exhibit 5.1

September 9, 2021

Bill.com Holdings, Inc.

6220 America Center Drive, Suite 100

San Jose, CA 95002

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Bill.com Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 9, 2021 (the “Registration Statement”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 1,788,372 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock” and such shares of Common Stock, the “Selling Stockholders’ Shares”), issued to certain selling stockholders (the “Selling Stockholders”) pursuant to that certain Agreement and Plan of Merger dated as of July 16, 2021 by and among the Company, certain wholly owned subsidiaries of the Company, Invoice2go, Inc. and Fortis Advisors LLC, solely in its capacity as the Selling Stockholders’ agent, as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated September 9, 2021, and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus are validly issued, nonassessable and fully paid.

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Bill.com Holdings, Inc.

September 9, 2021

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with sale of the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP